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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated August 23, 2002, accompanying the financial statements of Transnational Financial Network, Inc included in the Company's Transition Report on Form 10-KSB for the four months ended April 30, 2002. We hereby consent to the incorporation by reference of said report in the Company's Registration Statement on Form S-8 (File No 333-75914).




San Francisco, California
August 23, 2002